Exhibit 10.8

Biofrontera, Inc.

Master Contract Services Agreement

MASTER CONTRACT SERVICES AGREEMENT

THIS MASTER CONTRACT SERVICES AGREEMENT (together with any Statement(s) of Work, the “Agreement”) is made as of July 2, 2021 (the “Effective Date”) by and between Biofrontera, Inc., a company with an office at 120 Presidential Way, Suite 330, Woburn, MA 01801 (“COMPANY”) and Biofrontera AG, a German corporation with a principal office at Hemmelrather Weg 201, 51377 Leverkusen, together with its wholly owned subsidiaries Biofrontera Pharma GmbH, a German company with a principal office at Hemmelrather Weg 201, 51377 Leverkusen, and Biofrontera Bioscience GmbH, a German company with a principal office at Hemmelrather Weg 201, 51377 Leverkusen (collectively, the “Service Provider”). Throughout this Agreement, COMPANY and Service Provider may be referred to as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, the Parties previously entered into a certain “Intercompany Services Agreement” dated January 2, 2016 by which Service Provider agreed to provide certain services to COMPANY, and COMPANY agreed to pay certain fees in consideration of those services;

WHEREAS, despite the expiration of the Intercompany Services Agreement on December 31, 2018, the Parties continued to acknowledge and abide by the terms of the Intercompany Services Agreement beyond its expiration, and in doing do, expressed a mutual consent to extend the effective life of the Intercompany Services Agreement indefinitely;

WHEREAS, the Parties have also engaged in a certain License and Supply Agreement dated October 1, 2016, as amended thereafter (most recently on June 16, 2021) (collectively, the “LSA”), as well as a certain Quality Assurance Agreement effective November 1, 2016 (the “QAA”); and

WHEREAS, the Parties now, as of the Effective Date, wish to enter this Agreement as the sole agreement between the Parties regarding Service Provider’s offering of services to COMPANY.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.	Agreement Structure. From time to time, COMPANY may want the Service Provider to provide certain consulting, preclinical, laboratory and/or clinical research-related services (the “Services”). This Agreement contains general terms and conditions under which COMPANY would engage the Service Provider and under which the Service Provider would provide Services. COMPANY and the Service Provider must complete and execute a work order, project order or statement of work (“Statement of Work”) before any Services are provided. Each Statement of Work will include, at a minimum, the information relating to the specific Services outlined in the sample Statement of Work attached as Appendix A. However, neither COMPANY nor the Service Provider is obligated to execute any Statement of Work. Once executed, a Statement of Work becomes part of this Agreement, although the terms in a Statement of Work will govern only Services described in that Statement of Work. A Statement of Work may not change any term in this Agreement.

2.	About the Services.

2.1.	Provision of Services. The Service Provider agrees to provide all Services identified in any Statement of Work: (a) promptly; (b) at such times and at such places as COMPANY may reasonably request; (c) within the time period specified in the relevant Statement of Work, and (d) in accordance with the highest prevailing industry standards and practices for the performance of similar services. For each Statement of Work, Service Provider will designate a “Project Leader” who will be available for frequent communications with COMPANY regarding the Services provided under that Statement of Work. COMPANY will designate a “Representative” who will be the point of contact for the Project Leader.

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2.2.	Transfer of Obligations. As applicable, with regard to clinical Services performed hereunder, Service Provider will be responsible for the obligations transferred by COMPANY to Service Provider in Service Provider’s role as the designated contract research organization and as described in a document titled “The Transfer of Obligations of Client Under 21 CFR Subpart D,” which will be included in a Statement of Work where appropriate. Any transfer of obligations will be construed as a transfer of those obligations described therein in accordance with 21 CFR §312.52.

2.3.	Audits. After reasonable notice by COMPANY to Service Provider, Service Provider will allow COMPANY employees and representatives, and representatives of regulatory agencies, during normal business hours, to review Service Provider’s standard operating procedures and records, including financial records, pertaining to the Services and to inspect the facilities used to render the Services under the applicable Statement of Work. In addition, the Project Leader and Representative and their designees shall participate in meetings to review performance of the Services and to coordinate such Services as necessary. The Representative shall have access at reasonable times to observe the Services in progress or review any and all records generated as a result of Service Provider’s performance of the Services.

2.4.	Data Verification and Reports. Unless otherwise provided in the applicable Statement of Work, a copy of all raw data, databases and analytical reports of the data will be provided to COMPANY in a format mutually agreed upon by COMPANY and Service Provider. At a minimum, a paper copy of the final work product will be provided along with electronic copies in an editable and non-editable (pdf) format. Service Provider will verify the accuracy of the data contained in all databases and/or reports provided by it against the raw data and will attach a signed statement attesting to such verification to each database and/or report provided to COMPANY. As per COMPANY’s requirements, Service Provider will ensure that the database format is compatible with relevant existing databases of COMPANY.

2.5.	Standard Operating Procedures. Service Provider will, upon request and under confidentiality, supply copies to COMPANY of all standard operating procedures of Service Provider relevant to the Services under a Statement of Work.

2.6.	Regulatory Contacts. Unless specified otherwise in an SOW by which COMPANY delegates such responsibilities to Service Provider, COMPANY will be solely responsible for all contacts and communications with any regulatory authorities with respect to matters relating to any of the Services. Unless required by applicable law or written agreement with COMPANY, Service Provider will have no contact or communication with any regulatory authority regarding any Services without the prior written consent of COMPANY, which consent will not be unreasonably withheld. Except when duly authorized to engage in such communications, Service Provider will notify COMPANY immediately, and in no event later than one (1) day, after Service Provider receives any contact or communication from any regulatory authority relating in any way to the Services and will provide COMPANY with copies of any such communication within one (1) day of receipt of such communication by Service Provider. Service Provider will consult with COMPANY regarding the response to any inquiry or observation from any regulatory authority relating in any way to the Services and will allow COMPANY at its discretion to control and/or participate in any further contacts or communications relating to the Services. Service Provider will comply with all reasonable requests and comments by COMPANY with respect to all contacts and communications with any regulatory authority relating in any way to the Services.

Notwithstanding the forgoing in this Section 2.6, nothing in this Agreement shall be construed as prohibiting Service Provider from fulfilling its obligations under the LSA or Quality Assurance Agreements.

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2.7.	Subcontracting. With COMPANY’s prior written consent, Service Provider may subcontract the performance of certain of its obligations under a specific Statement of Work to qualified third parties, provided that (a) Service Provider notifies COMPANY of the proposed subcontractor and identifies the specific Services to be performed by the subcontractor, (b) the subcontractor performs those Services in a manner consistent with the terms and conditions of this Agreement, and (c) Service Provider remains liable for the performance of the subcontractor.

3.	Representations by Service Provider. The Service Provider makes the following representations and warranties and agrees to notify COMPANY immediately upon any future breach of these representations and warranties:

3.1.	Organization of Service Provider. Service Provider is and will remain a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

3.2.	Enforceability of this Agreement. The execution and delivery of this Agreement has been authorized by all requisite corporate action. This Agreement is and will remain a valid and binding obligation of Service Provider, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.

3.3.	Absence of Other Contractual Restrictions. Service Provider is under no contractual or other obligation or restriction that is inconsistent with Service Provider’s execution or performance of this Agreement. Service Provider will not enter into any agreement, either written or oral, that would conflict with Service Provider’s responsibilities under a Statement of Work.

3.4.	Qualifications of Service Provider Personnel. Service Provider has, and will engage, employees, subcontractors and/or consultants (“Service Provider Personnel”) with the proper skill, training and experience to provide the Services. Service Provider will be solely responsible for paying Service Provider Personnel and providing any employee or other benefits that they are owed. Before providing Services, all Service Provider Personnel must have agreed in writing to (a) confidentiality obligations consistent with the terms of this Agreement, and (b) assign and otherwise effectively vest in Service Provider any and all rights that such personnel might otherwise have in the results of their work.

3.5.	Legal Compliance. Service Provider will comply, in all material respects, with all federal and state laws, regulations and orders applicable to its operations, including but not limited to the federal anti-kickback statute, set forth at 42 U.S.C § 1320a-7b(b) (“Anti-Kickback Statute”), the federal “Stark Law,” set forth at 42 U.S.C § 1395nn, the Public Contracts Anti-Kickback Law, and §6002 of the Affordable Care Act of 2010 (the “Sunshine Act”) and other similar laws, with respect to the performance of its obligations under this Agreement. If specified in a Statement of Work, Services will be rendered in accordance with applicable Good Laboratory Practices (GLP) and/or Good Clinical Practices (GCP). In addition, Service Provider will comply with all reasonable and applicable COMPANY guidelines, such as standard operating procedures, that COMPANY provides in writing.

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3.6.	Conflicts with Rights of Third Parties. The conduct and provision of the Services will not violate any patent, trade secret or other proprietary or intellectual property right of any third party.

3.7.	Absence of Debarment.

(a)	Service Provider hereby represents, warrants, and certifies that it has not been and will not be debarred under Section 306 of the Federal Food, Drug and Cosmetic Act, 21 U.S.C §335a(a) or (b), or similar local law. In the event that Service Provider becomes debarred, Service Provider agrees to notify COMPANY immediately.

(b)	Service Provider hereby represents, warrants, and certifies that it has not and will not use in any capacity the services of any individual, corporation, partnership, or association (including without limitation any Service Provider Personnel) which has been debarred under Section 306 of the Federal Food, Drug and Cosmetic Act, 21 U.S.C §335a(a) or (b), or similar local law. In the event that Service Provider becomes aware of or receives notice of the debarment of any individual, corporation, partnership, or association (including without limitation Service Provider Personnel) providing services to Service Provider, which relate to the Services being provided under this Agreement, Service Provider agrees to notify COMPANY immediately.

4.	Compensation. As full consideration for the Services, COMPANY will pay Service Provider in accordance with the applicable Statement of Work. The compensation for Services rendered under each Statement of Work shall be based on the fee structure set forth in the Statement of Work. Service Provider will invoice COMPANY for all amounts due under a Statement of Work. All undisputed payments will be made by COMPANY within thirty (30) days of its receipt of an invoice. In the event that the Services provided under a Statement of Work do not meet the specifications agreed to by Service Provider and COMPANY, Service Provider will, at COMPANY’s option, either (a) reperform, at its cost, the Services which do not meet the specifications, or (b) refund to COMPANY all amounts paid by COMPANY to Service Provider in connection with those Services.

5.	Proprietary Rights.

5.1.	Materials. All documentation, information, and biological, chemical or other materials (collectively, the “Materials”) controlled by either Party and furnished to the other Party (respectively, the “Disclosing Party” and the “Receiving Party”) and all associated intellectual property rights will remain the exclusive property of the Disclosing Party. The Receiving Party will use Materials provided by the Disclosing Party only as necessary to perform the Services. The Receiving Party agrees that it shall not use or evaluate such Materials or any portions thereof for any purpose other than to fulfill its obligations under this Agreement. Without Disclosing Party’s express written consent first obtained, the Receiving Party agrees that it shall not have such Materials analyzed, or make the Materials available to third parties.

5.2.	Deliverables. Service Provider agrees to assign and hereby assigns to COMPANY all rights to information, data, documentation, reports, works of authorship, discoveries, improvements, inventions and other products arising from or made in the performance of the Services (the “Deliverables”). All work products resulting from the Services that are “Works Made for Hire” as defined in the U.S. Copyright Act and other copyrightable works will be deemed, upon creation, to be assigned to COMPANY. COMPANY will be free to use Deliverables for any and all purposes. Service Provider will retain ownership of any pre-existing products, materials, tools, methodologies, technologies or intellectual property rights of Service Provider embodied in the Deliverables or to any improvements made to these items as a result of rendering the Services (“Service Provider Technology”). Service Provider agrees not to incorporate any Service Provider Technology into Deliverables that would prevent COMPANY from using Deliverables for any and all purposes. In the event that Deliverables incorporate any Service Provider Technology, Service Provider will grant COMPANY a royalty-free, non-exclusive license to said Service Provider Technology for COMPANY’s use of Deliverables.

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5.3.	Work at Third Party Facilities. Service Provider will not transfer Materials or use any third-party facilities or COMPANY intellectual property in performing the Services without COMPANY’s prior written consent.

5.4.	Records; Records Storage. Service Provider will maintain all materials and all other data and documentation obtained or generated by Service Provider in the course of preparing for and providing Services hereunder, including all computerized records and files (the “Records”) in a secure area reasonably protected from fire, theft and destruction. These Records will be “Works Made for Hire” under United States copyright law and will remain the exclusive property of COMPANY.

5.5.	Record Retention. Upon written instruction of COMPANY, all Records will, at COMPANY’s option either be (a) delivered to COMPANY or to its designee in such form as is then currently in the possession of Service Provider, (b) retained by Service Provider for a period of five (5) years, or as otherwise required under applicable law or regulation, or (c) disposed of, at the direction and written request of COMPANY, unless such Records are otherwise required to be stored or maintained by Service Provider as a matter of law or regulation. In no event will Service Provider dispose of any such Records without first giving COMPANY sixty (60) days’ prior written notice of its intent to do so. Service Provider may, however, retain copies of any Records as is reasonably necessary for regulatory or insurance purposes, subject to Service Provider’s obligation of confidentiality.

5.6.	Conformance with LSA. For the avoidance of doubt, and consistent with Section 9.5 of this Agreement, nothing in this Section 5 shall be construed as superseding or otherwise impacting the Parties respective rights to intellectual property under the LSA, including but not limited to the “Pharma IP” as defined by Section 1.3 of the LSA. In the event of a conflict between this Section 5 and any section of the LSA, the LSA shall prevail.

6.	Confidential Information.

6.1.	Definitions. The term “COMPANY Confidential Information” includes all non-public information that COMPANY considers confidential or proprietary, including the Materials and Deliverables, whether or not labeled “Confidential.” However, the term “Confidential Information” does not include information that (a) is known to Service Provider at the Effective Date and is not subject to another confidentiality obligation to COMPANY as reasonably documented by its written records, (b) is publicly known at the Effective Date or later becomes publicly known under circumstances involving no breach of this Agreement, (c) is lawfully and in good faith disclosed to Service Provider by a third party who is not subject to a confidentiality obligation to COMPANY, or (d) is independently developed by Service Provider without any reference to Confidential Information as reasonably documented by its written records.

The term “Service Provider Confidential Information” includes all non-public information that Service Provider considers confidential or proprietary, whether or not labeled “Confidential.” However, the term “Confidential Information” does not include information that (a) is known to COMPANY at the Effective Date and is not subject to another confidentiality obligation to Service Provider as reasonably documented by its written records, (b) is publicly known at the Effective Date or later becomes publicly known under circumstances involving no breach of this Agreement, (c) is lawfully and in good faith disclosed to COMPANY by a third party who is not subject to a confidentiality obligation to Service Provider, or (d) is independently developed by COMPANY without any reference to Confidential Information as reasonably documented by its written records.

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The term “Confidential Information” shall collectively refer to COMPANY Confidential Information and Service Provider Confidential Information.

6.2.	Confidentiality Obligations. Service Provider acknowledges that COMPANY is and will remain the sole owner of COMPANY Confidential Information. Service Provider will take all commercially reasonable precautions to protect the confidentiality of COMPANY Confidential Information, and will not disclose any COMPANY Confidential Information except with COMPANY’s prior written consent and will use COMPANY Confidential Information only as necessary to perform the Services. Service Provider may disclose COMPANY Confidential Information to Service Provider Personnel who need to know such COMPANY Confidential Information in order to provide the Services and who are obligated to protect the confidentiality of such COMPANY Confidential Information under terms at least as stringent as those set forth in this Section 6. If required by law, Service Provider may disclose COMPANY Confidential Information to a governmental authority, provided that reasonable advance notice is given to COMPANY and Service Provider reasonably cooperates with COMPANY to obtain confidentiality protection of such information.

COMPANY acknowledges that Service Provider is and will remain the sole owner of Service Provider Confidential Information. COMPANY will take all commercially reasonable precautions to protect the confidentiality of Service Provider Confidential Information, and will not disclose any Service Provider Confidential Information except with Service Provider’s prior written consent. If required by law, COMPANY may disclose Service Provider Confidential Information to a governmental authority, provided that reasonable advance notice is given to Service Provider and COMPANY reasonably cooperates with Service Provider to obtain confidentiality protection of such information.

6.3.	Irreparable Injury. The Parties agree that money damages would not be a sufficient remedy for any breach of the confidentiality obligations hereunder and that, in addition to all other remedies, the aggrieved Party will be entitled to seek injunctive or other equitable relief as a remedy for any such breach. The breaching Party will notify other Party in writing immediately upon the occurrence of any unauthorized release of Confidential Information or other breach of the confidentiality obligations hereunder of which it is or becomes aware.

7.	Indemnification and Insurance.

7.1.	Indemnification by Service Provider. Service Provider agrees to indemnify COMPANY for any third party claims, including reasonable attorneys’ fees for defending those claims, arising out of Service Provider’s (a) performance of the Services, (b) negligence or willful misconduct, or (c) breach of this Agreement, except to the extent such claims result from COMPANY’s negligence, willful misconduct or breach of this Agreement. As a condition of this indemnification obligation, COMPANY must promptly notify Service Provider of a covered claim, must tender to Service Provider (and/or its insurer) full authority to defend or settle the claim, and must reasonably cooperate with the defense.

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7.2.	Indemnification by COMPANY. COMPANY agrees to indemnify Service Provider for any third party claims, including reasonable attorneys’ fees for defending those claims, arising out of (a) COMPANY’s use of the Deliverables, (b) COMPANY’s negligence or willful misconduct in connection with this Agreement or (c) COMPANY’s breach of this Agreement, except to the extent such claims result from Service Provider’s negligence, willful misconduct or breach of this Agreement. As a condition of this indemnification obligation, Service Provider must promptly notify COMPANY of a covered claim, must tender to COMPANY (and/or its insurer) full authority to defend or settle the claim, and must reasonably cooperate with the defense.

7.3.	Insurance. During the Term of the Agreement, Service Provider will maintain insurance coverage with financially sound and nationally reputable insurers against such losses and risks and in such amounts reasonably judged as being prudent and customary in the businesses in which Service Provider is engaged. Upon the request of COMPANY, Service Provider will provide COMPANY with a Certificate of Insurance evidencing such coverage and will providing thirty (30) days advance written notice to COMPANY of any material change or cancellation in coverage or limits.

8.	Expiration and Termination.

8.1.	Expiration. This Agreement will expire on the later of (a) three (3) years from the Effective Date or (b) the completion of all Services under the last Statement of Work executed by the parties prior to the second anniversary of the Effective Date. The Agreement may be extended by mutual agreement of the parties or earlier terminated in accordance with Section 8.2 or 8.3 below.

8.2.	Termination by COMPANY. Unless agreed upon otherwise in a SOW, COMPANY may immediately terminate this Agreement at any time upon written notice to Service Provider in the event of a breach of this Agreement by Service Provider which cannot be cured (e.g. breach of the confidentiality obligations). Further, COMPANY may terminate this Agreement or any Statement of Work at any time upon thirty (30) days’ prior written notice to Service Provider.

8.3.	Termination by Service Provider. Unless agreed upon otherwise in a SOW, Service Provider may terminate this Agreement or any Statement of Work upon one hundred and twenty (120) days’ prior written notice to COMPANY if COMPANY breaches this Agreement or any Statement of Work and fails to cure the breach during the notice period. Further, following the expiration of the initial three (3) year Term of this Agreement, Service Provider may terminate this Agreement or any Statement of Work at any time upon one hundred and twenty (120) days’ prior written notice to COMPANY.

8.4.	Effect of Termination or Expiration. Upon termination or expiration of this Agreement, neither Service Provider nor COMPANY will have any further obligations under this Agreement, or in the case of termination or expiration of a Statement of Work, under that Statement of Work, except that:

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(a)	Service Provider will terminate all Services in progress in an orderly manner as soon as practical and in accordance with a schedule agreed to by COMPANY, unless COMPANY specifies in the notice of termination that Services in progress should be completed;

(b)	Service Provider will deliver to COMPANY or, at COMPANY’s option, dispose of, any Materials in its possession or control and all Deliverables developed through termination or expiration,

(c)	COMPANY will pay Service Provider any monies due and owing Service Provider, up to the time of termination or expiration, for Services actually performed and all authorized expenses actually incurred (as specified in the applicable Statement of Work),

(d)	Service Provider will promptly refund any monies paid in advance by COMPANY for Services not rendered;

(e)	Service Provider will promptly return to COMPANY all Confidential Information and copies thereof provided to Service Provider under this Agreement or under any Statement of Work which has been terminated or has expired, except for one (1) copy which Service Provider may retain in its confidential files solely to monitor Service Provider’s surviving obligations of confidentiality; and

(f)	The terms, conditions and obligations under Sections 2.3, 2.6, 3, 5, 6, 7, 8.4 and 9 will survive any such termination or expiration.

9.	Miscellaneous.

9.1.	Independent Contractor. All Services will be rendered by Service Provider as an independent contractor and this Agreement does not create an employer-employee relationship between COMPANY and Service Provider. Service Provider shall not in any way represent itself to be a partner or joint venturer of or with COMPANY.

9.2.	Publicity. Neither party may use the other party’s name in any form of advertising, promotion or publicity, including press releases, without the prior written consent of the other party. This term does not restrict a party’s ability to use the other party’s name in filings with the Securities and Exchange Commission, the Food and Drug Administration, any patent office, or other governmental or regulatory agencies, when required to do so.

9.3.	Notices. All notices required or permitted under this Agreement must be written and sent to the address or facsimile number identified in this Agreement or a subsequent notice. All notices must be given (a) by personal delivery, with receipt acknowledged, (b) by facsimile followed by hard copy delivered by the methods under (c) or (d), (c) by prepaid certified or registered mail, return receipt requested, or (d) by prepaid recognized next business day delivery service. Notices will be effective upon receipt or as stated in the notice. Notices to COMPANY must be marked “Attention: Corporate Counsel”. Notices to Service Provider must be marked “Attention: ________________”.

9.4.	Assignment. This Agreement may not be assigned by either Party without the prior written consent of the other Party, and any attempted assignment not in compliance with the foregoing will be of no force or effect. No assignment will relieve either party of the performance of any accrued obligation that such party may then have under this Agreement.

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9.5.	Entire Agreement and Consistency with LSA and QAA. This Agreement is intended to be consistent with the Parties obligations duly agreed to under the LSA and QAA. In the event that any terms within this Agreement i) conflicts with a term of the LSA or QAA, or ii) could be construed in any way as prohibiting COMPANY or Service Provider from meeting their obligations under the LSA or QAA, then the term of the LSA or QAA shall prevail.

With the exception of the LSA and QAA (as noted above), this Agreement constitutes the entire agreement of the parties with regard to its subject matter, and supersedes all previous written or oral representations, agreements and understandings between COMPANY and Service Provider. This includes but is not limited to the Intercompany Services Agreement referenced in the recitals to this Agreement. In the event of any conflict, discrepancy, or inconsistency between this Agreement and any Statement of Work, the terms of this Agreement will control.

9.6.	Force Majuere. Each party hereto shall be excused from performing its obligations under this Agreement if its performance is delayed or prevented by any event beyond such party’s reasonable control and without its fault or negligence, including, but not limited to, acts of God, acts of the public enemy, insurrections, riots, embargoes, labor disputes, including strikes, lockouts, job actions, or boycotts, fires, explosions or floods, provided that such performance shall be excused only to the extent of and during the reasonable continuance of the effect of such force majeure. Any time specified for completion or performance in the applicable work order, study order or statement of work falling due during or subsequent to the occurrence of any such events shall be automatically extended accordingly.

9.7.	No Modification. This Agreement and/or any Statement of Work may be changed only by a writing signed by authorized representatives of both parties.

9.8.	Severability; Reformation. Each and every provision set forth in this Agreement is independent and severable from the others, and no restriction will be rendered unenforceable by virtue of the fact that, for any reason, any other or others of them may be invalid or unenforceable in whole or in part. If any provision of this Agreement is invalid or unenforceable for any reason whatsoever, that provision will be appropriately limited and reformed to the maximum extent provided by applicable law. If the scope of any restriction contained herein is too broad to permit enforcement to its full extent, then such restriction will be enforced to the maximum extent permitted by law so as to be judged reasonable and enforceable.

9.9.	Governing Law. This Agreement will be construed and interpreted and its performance governed by the laws of the Commonwealth of Massachusetts, without giving effect to the principles thereof relating to the conflict of laws and excluding the 1980 United Nations Convention on Contracts for the International Sale of Goods.

9.10.	Waiver. No waiver of any term, provision or condition of this Agreement (whether by conduct or otherwise) in any one or more instances will be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Agreement.

9.11.	Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute one and the same instrument.

9.12.	Headings. This Agreement contains headings only for convenience and the headings do not constitute or form a part of this Agreement, and should not be used in the construction of this Agreement.

[Remainder of page intentionally left blank; Signature page follows]

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Biofrontera, Inc. – Biofrontra AG Master Contract Services Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

BIOFRONTERA, INC.	BIOFRONTERA, AG.

By:	By:
Print Name:	Print Name:
Title:	Title:

BIOFRONTERA BIOSCIENCE, GmbH.	BIOFRONTERA PHARMA, GmbH.

By:	By:
Print Name:	Print Name:
Title:	Title:

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Biofrontera, Inc. – Biofrontra AG Master Contract Services Agreement

APPENDIX A

SAMPLE STATEMENT OF WORK

THIS STATEMENT OF WORK (the “Statement of Work”) is by and between Biofrontera, Inc. (“COMPANY”) and [SERVICE PROVIDER NAME] (the “Service Provider”), and upon execution will be incorporated into the Master Contract Services Agreement between COMPANY and Service Provider dated [EFFECTIVE DATE OF MASTER CONTRACT SERVICES AGREEMENT] (the “Agreement”). Capitalized terms in this Statement of Work will have the same meaning as set forth in the Agreement.

COMPANY hereby engages Service Provider to provide Services, as follows:

1.	Services. Service Provider will render to COMPANY the following Services:

Describe specific Service to be provided including all Deliverables.

Any Deliverables will be provided to COMPANY in a mutually agreeable format.

[Attach Transfer of Obligations document, if applicable.]

2.	Materials. COMPANY will provide to Service Provider the following Materials for the Services:

Describe specific materials being provided by COMPANY

3.	Completion. The Services will be completed within INSERT TIME PERIOD.

4.	Service Provider Project Leader. Name and Title

5.	COMPANY Contact. Name and Title

6.	Compensation. The total compensation due Service Provider for Services under this Statement of Work is INSERT WRITTEN AMOUNT (numerical amount). Such compensation will be paid INSERT PAYMENT SCHEDULE. COMPANY and Service Provider must agree in advance of either party making any change in compensation. Service Provider will invoice COMPANY to the attention of INSERT NAME for Services rendered hereunder. Service Provider will invoice COMPANY for all amounts due under a Statement of Work. All undisputed payments will be made by COMPANY within thirty (30) days of its receipt of an invoice.

All other terms and conditions of the Agreement will apply to this Statement of Work.

STATEMENT OF WORK AGREED TO AND ACCEPTED BY:

BIOFRONTERA, INC.	[SERVICE PROVIDER NAME]

By:	By:
Print Name:	Print Name:
Title:	Title:
Date	Date:

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